EXHIBIT 1

                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that Amendment Number 5 to the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of common shares of Allcity Insurance Company is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   January 15, 2003


LEUCADIA NATIONAL CORPORATION             PHLCORP, INC.

By: /s/ Joseph A. Orlando                 By: /s/ Joseph A. Orlando
    ------------------------------            ------------------------------
Name: Joseph A. Orlando                   Name: Joseph A. Orlando
Title: Vice President and Chief           Title: Vice President
       Financial Officer



EMPIRE INSURANCE COMPANY                  BELLPET, INC.

By: /s/ Rocco Nittoli                     By: /s/ Corinne Maki
    ------------------------------            ------------------------------
Name: Rocco Nittoli                       Name: Corinne Maki
Title: Chief Operating Officer            Title: Vice President, Secretary and
                                                 Controller



BALDWIN ENTERPRISES, INC.                 330 MAD PARENT. PARENT CORP.

By: /s/ Joseph A. Orlando                 By: /s/ Corinne Maki
    ------------------------------            ------------------------------
Name: Joseph A. Orlando                   Name: Corinne Maki
Title: Vice President                     Title: Vice President, Secretary and
                                                 Controller



WMAC INVESTMENT CORPORATION

By: /s/ Joseph A. Orlando
    ------------------------------
Name: Joseph A. Orlando
Title: Vice President